UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 31, 2022

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7887 East Belleview Avenue, Suite 500 Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On August 31, 2022, at a meeting of the Board of Directors (the “Board”) of Assure Holdings Corp. (the “Company”), the Board’s Nomination and Corporate Governance Committee (the “Committee”) reported to the Board that the Committee had reviewed recent news that Mr. Preston Parsons, a director of the Company, had transferred his personal residence into a limited liability company, which the Committee understands has Mr. Parsons’ residence as its only asset, and immediately following such transfer, the limited liability company filed a voluntary bankruptcy petition in response to pre-foreclosure proceedings on the residence by a lender of Mr. Parsons. Mr. Parsons did not personally file for bankruptcy. The Committee concluded that the cumulative effect of the above actions of Mr. Parsons in combination with a number of previously considered past actions gave rise to the appearance of a lack of judgment and raised doubts regarding Mr. Parsons’ ability to continue to act in the best interests of the Company and in accordance with the Company’s Code of Conduct and Ethics. Therefore, the Committee requested that Mr. Parsons resign from the Board immediately. Mr. Parsons disagreed with the Committee’s conclusion and declined to resign from the Board.

Item 9.01  Exhibits

Exhibit No.	Name
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: September 7, 2022	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer